UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On April 29, 2022, Altitude International Holdings, Inc. (the “Company”) and its wholly owned subsidiary, Trident Water, LLC, entered into a Second Amendment to Loan Agreement (the “Agreement”) with FVP Servicing, LLC, a Delaware limited liability company (“FVP”). The Agreement amends that certain Loan Agreement dated as of December 20, 2021, as amended on February 8, 2022 between the Company and FVP.

Under the terms of the Agreement, the Company received an increase to the amount of the loan from FVP in an incremental advance in the amount of $2,650,000 in the form of a promissory note (the “Note”) secured by the assets of the Company and its wholly owned subsidiaries and guaranteed by the Company and its subsidiaries. The Agreement combines all amounts previously advanced under the FVP loan agreements and amends the principal amount of the Note to $3,250,000. The Note bears interest at eight percent (8%) per annum and the maturity date of the note is April 22, 2023. The Company will pay FVP interest-only payments monthly for the duration of the term.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement with FVP Servicing, LLC and Amended and Restated Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2022

ALTITUDE INTERNATIONAL, INC.

By:	/s/ Greg Breunich
Name:	Greg Breunich
Title:	Chief Executive Officer